Exhibit 99.2

PRELIMINARY – SUBJECT TO COMPLETION

FORM OF ELECTION FORM AND LETTER OF TRANSMITTAL

TIME SENSITIVE INFORMATION.  YOUR IMMEDIATE ATTENTION IS NECESSARY.

PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

Ladies and Gentlemen:

The following Election Form and Letter of Transmittal and accompanying instructions (the “Election Form”) are for the holders of shares of common stock, par value $0.0001 per share (each, a “Resolute common share”), of Resolute Energy Corporation (“Resolute”), and holders of Resolute restricted stock, Resolute outperformance share rights and Resolute options that will be converted into the right to receive the merger consideration as defined below at the effective time of the merger contemplated by that certain Agreement and Plan of Merger, dated as of November 18, 2018, by and among Cimarex Energy Co. (“Cimarex”), Resolute, CR Merger Sub 1 Inc. and CR Merger Sub 2 LLC (the “Merger Agreement”).  All elections are subject to the terms of the Merger Agreement, a copy of which was furnished to Resolute stockholders as part of the Proxy Statement/Prospectus dated                    , 2019 (“Proxy Statement/Prospectus”), which was previously mailed to Resolute stockholders of record as of                    , 2019 and is also available through the Securities and Exchange Commission’s (“SEC’s”) web site at www.sec.gov.

Under the terms of the Merger Agreement, each Resolute stockholder (including holders of shares of Resolute restricted stock, Resolute outperformance share rights and Resolute options that have been converted into the right to receive the merger consideration) has the opportunity to elect to receive, as merger consideration for each Resolute common share that such stockholder owns, one of the following forms of consideration (the “merger consideration”), subject to proration as described below:

•                  an amount in cash equal to $14.00, without interest, and 0.2366 validly issued, fully paid and non-assessable shares of common stock of Cimarex, par value $0.01 per share (“Cimarex common shares”) (such consideration, the “mixed consideration”);

•                  an amount of cash equal to $35.00, without interest; or

•                  0.3943 Cimarex common shares.

The merger consideration is subject to proration so that the aggregate merger consideration paid in respect of all Resolute common shares (including each share of Resolute restricted stock, each Resolute outperformance share right and each Resolute option that has been converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement) consists of 60% Cimarex common shares and 40% cash, based on $88.76, the closing sale price for the Cimarex common shares on November 16, 2018.  As described in the Proxy Statement/Prospectus, we cannot guarantee that you will receive the form of merger consideration that you elect.

It is very important that you complete, sign and return the Election Form to Continental Stock Transfer & Trust Company (the “Exchange Agent”) before 5:00 P.M., Eastern Time, on                     , 2019, unless extended (the “Election Deadline”).  If the Election Deadline is extended, the rescheduled Election Deadline will be publicly announced.  Please use the enclosed envelope, addressed to the Exchange Agent, to return the Election Form, together with all of your certificates representing Resolute common shares (“stock certificates”) (or transfer of your Resolute common shares held in book-entry form (“book-entry shares”), if applicable). All stock certificates (or transfers of book-entry shares, if applicable) must be submitted with the Election Form regardless of which election you make. Assuming that the merger between Resolute and Cimarex is consummated, you will not need to complete or execute a separate Letter of Transmittal with respect to any Resolute common shares (including each share of Resolute restricted stock, each Resolute outperformance share right and each Resolute option that has been converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement) that you surrendered with a properly completed and signed Election Form prior to the Election Deadline. Holders of shares of Resolute restricted stock, Resolute outperformance share rights and Resolute options that are to be converted into the right to receive the merger consideration do not need to submit stock certificates (or transfers of book-entry shares) with their Election Forms.

Your election may be changed or revoked at any time prior to the Election Deadline. In order to change or revoke your election, you must validly revoke your election by submitting a written notice to the Exchange Agent (see instruction 5) and complete a new Election Form, which must be received by the Exchange Agent prior to the Election Deadline. If you validly and timely revoke your election, your Resolute common shares will be returned to you.

The Exchange Agent will have reasonable discretion to determine if any election is not properly made with respect to any surrendered Resolute common shares (or certain Resolute equity awards that will be converted). Surrenders of Resolute common shares, and the related elections, will not be effective until all defects or irregularities that have not been waived by Cimarex have been corrected. Please return your Election Form and surrender your Resolute common shares (or certain equity awards that will be converted) promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

There is a limited period of time for you to deliver your Election Form and, if any of the shares for which you are making an election are certificated, stock certificates. If you hold any of your Resolute common shares in “street name” (i.e., through a broker, bank or other nominee) you will receive separate election instructions from your broker, bank or other nominee. You must follow the election instructions you receive from your broker, bank or other nominee in order to make a valid election and timely return the same to such broker, bank or other nominee for all of your Resolute common shares. Therefore, we encourage you to promptly submit your Election Form and, if any of the shares for which you are making an election are certificated, stock certificates. If you do not make a valid election and surrender your stock certificates before the Election Deadline, you will be deemed to have made an election for the mixed consideration with respect to all of your Resolute common shares (including each share of Resolute restricted stock, each Resolute outperformance share right and each Resolute option that has been converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement).

You understand that your election is subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to the Proxy Statement/Prospectus as Annex A. These terms, conditions and limitations include, but are not limited to, a requirement that elections by Resolute stockholders (including holders of shares of Resolute restricted stock, Resolute outperformance share rights and Resolute options that have been converted into the right to receive the merger consideration) are subject to proration to the extent necessary to provide that the aggregate merger consideration paid in respect of all Resolute common shares (including each share of Resolute restricted stock, each Resolute outperformance share right and each Resolute option that has been converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement) consists of 60% Cimarex common shares and 40% cash, based on $88.76, the closing sale price for the Cimarex common shares on November 16, 2018. The Proxy Statement/Prospectus describes the proration procedures in greater detail. You are urged to read the Merger Agreement and the Proxy Statement/Prospectus in their entirety before completing this Election Form.

You can find additional information on the merger, its terms and related transactions in the Proxy Statement/Prospectus. The information contained in the Proxy Statement/Prospectus speaks as of                    , 2019, and does not reflect subsequent developments. However, the Proxy Statement/Prospectus incorporates by reference subsequent filings with the SEC by Resolute and Cimarex. You should rely only on the information contained or expressly incorporated by reference in the Proxy Statement/Prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

You may request a free copy of the Proxy Statement/Prospectus and additional copies of this Election Form prior to the Election Deadline by contacting Mackenzie Partners, Inc., Resolute’s proxy solicitor, toll-free at (800) 322-2885 or collect at (212) 929-5500, or by e-mail at info@mackenziepartners.com.

Sincerely,

Richard F. Betz

Chief Executive Officer

Resolute Energy Corporation

INSTRUCTIONS TO ELECTION FORM AND
LETTER OF TRANSMITTAL

(Please carefully read the instructions below)

If you have any questions, please contact Continental Stock Transfer & Trust Company, the Exchange Agent, at (917) 262-2378 or by e-mail at reorg@continentalstock.com.

If you hold any of your Resolute common shares in “street name” (i.e., through a broker, bank or other nominee) you will receive separate election instructions from your broker, bank or other nominee. You must follow the election instructions you received from your broker, bank or other nominee in order to make a valid election and return the same to such broker, bank or other nominee for all of your Resolute common shares. Because only the registered holders of Resolute common shares can make an election as to the form of merger consideration, any election by a Resolute stockholder who holds shares in “street name” must be made through the broker, bank or other nominee and delivered to the Exchange Agent before the Election Deadline.

1.                                              ELECTION DEADLINE: For any election contained herein to be considered, this Election Form, properly completed and signed, together with the related stock certificate(s) (if any of such shares are certificated) and IRS Form W-9 or IRS Form W-8, as applicable, MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS ON THE FRONT OF THIS ELECTION FORM NO LATER THAN 5:00 P.M., EASTERN TIME, ON                    , 2019. Holders of Resolute common shares who hold such shares in book-entry form and holders of Resolute restricted stock, Resolute outperformance share rights and Resolute options that are to be converted do not need to include any stock certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable. Cimarex has the discretion, which it may delegate to the Exchange Agent, to determine whether any Election Form is received on a timely basis and whether an Election Form has been properly completed.

2.                                              DESCRIPTION OF SHARES: Insert in the box at the top of this Election Form the certificate number(s)/security listing number(s) of the Resolute common shares that you are surrendering herewith, the number of shares represented by each stock certificate, if any, and the name(s) and address(es) of the registered owners of such shares. If the space provided is insufficient, attach a separate signed sheet listing this information.

3.                                              ELECTION OPTIONS:  On page 9 of this Election Form, you may indicate whether you would like to receive, in exchange for your Resolute common shares (including each share of Resolute restricted stock, each Resolute outperformance share right and each Resolute option that has been converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement), all mixed consideration, all cash consideration, all stock consideration or a combination of any of the foregoing. Alternatively, you may indicate that you have no preference as to the form of merger consideration that you will receive. Your election is subject to proration pursuant to the Merger Agreement.

Each Resolute stockholder (including holders of shares of Resolute restricted stock, Resolute outperformance share rights and Resolute options that have been converted into the right to receive the merger consideration) should specify the number of Resolute common shares with respect to which such stockholder desires to make an election. If fewer than all of the Resolute common shares evidenced by any stock certificate or book entry are to be surrendered, fill in the number of Resolute common shares that are to be surrendered. In that case, a Direct Registration System (“DRS”) for the remainder of the Resolute common shares evidenced by the old certificate(s) or book entry will be issued on behalf of the registered holder(s) after the Election Deadline and any such Resolute common shares that are not surrendered will be entitled to receive mixed consideration (unless a valid election is timely made and stock certificates surrendered with respect to such Resolute common shares prior to the Election Deadline). Unless otherwise indicated, all Resolute common shares represented by any stock certificate or book-entry delivered to the Exchange Agent will be deemed to have been surrendered.

If you fail to submit a properly completed Election Form with respect to any Resolute common shares, together with your stock certificate(s) and/or book-entry shares, as applicable, prior to the Election Deadline, you will be deemed to have made a non-election with respect to such Resolute common shares. As a non-electing Resolute stockholder, you will be entitled to receive mixed consideration in accordance with the terms of the Merger Agreement.

The Merger Agreement provides that your election of merger consideration is subject to proration so that the aggregate merger consideration paid in respect of all Resolute common shares (including each share of Resolute restricted stock, each Resolute outperformance share right and each Resolute option that has been converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement) consists of 60% Cimarex common shares and 40% cash, based on $88.76, the closing sale price for the Cimarex common shares on November 16, 2018.  Therefore, you might receive Resolute stock and/or cash in an amount that is not consistent with your election, depending upon the elections of other Resolute stockholders (including holders of shares of Resolute restricted stock, Resolute outperformance share rights and Resolute options that have been converted into the right to receive the merger consideration).

4.                                              NOMINEES: Any record holder of Resolute common shares who is a nominee may submit one or more Election Forms indicating on the form or forms a combination of elections covering up to the aggregate number of Resolute common shares owned by such record holder. However, upon the request of Cimarex, such record holders will be required to certify to the satisfaction of Cimarex that such record holder holds such Resolute common shares as nominee for the beneficial owners of such shares.

5.                                              REVOCATION OR CHANGE OF ELECTION FORM: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent prior to the Election Deadline. Resolute stockholders will not be entitled to revoke or change their elections following the Election Deadline. As a result, during the interval between the Election Deadline and the effective time of the merger, Resolute stockholders who have properly made elections will not be able to revoke their elections or sell the Resolute common shares covered by their elections. Cimarex will have the discretion, which it may delegate to the Exchange Agent, to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

6.                                              SURRENDER OF STOCK CERTIFICATE(S): For any election contained herein to be effective, this Election Form must be accompanied by any stock certificate(s) evidencing your Resolute common shares and any required accompanying evidences of authority (see instruction 10). If the stock certificates are not surrendered before the Election Deadline, you will be deemed to have made a non-election with respect to such Resolute common shares. Holders of shares of Resolute restricted stock, Resolute outperformance share rights and Resolute options that are to be converted into the right to receive the merger consideration do not need to submit stock certificates (or transfers of book entry shares) with their Election Forms.

7.                                              LOST CERTIFICATE(S): If the stock certificate(s) that a registered holder (or transferee) wants to surrender has (have) been lost, stolen or destroyed, that holder should promptly contact the transfer agent for Resolute common stock, Continental Stock Transfer & Trust Company at (917) 262-2378 to arrange for the replacement of the lost, stolen or destroyed certificate(s) with new certificates to be delivered to the Exchange Agent with this Election Form, properly completed and duly executed, prior to the Election Deadline. The Election Form and related documents cannot be processed until the procedures for replacing lost, stolen or destroyed certificates have been followed.

8.                                              NON-CONSUMMATION OF MERGER: Consummation of the merger is subject to the required approvals of the Resolute stockholders and to the satisfaction or waiver of certain other conditions. No payment of any merger consideration will be made prior to the consummation of the merger, or if the Merger Agreement is terminated. In the event of termination of the Merger Agreement, the Exchange Agent will promptly return certificates representing Resolute common shares after being notified of such termination by Cimarex or Resolute. In such event, Resolute common shares held through nominees are expected to be available for sale or transfer promptly following the termination of the Merger Agreement. Certificates representing Resolute common shares held directly by Resolute stockholders will be returned by registered mail.

9.                                              METHOD OF DELIVERY: This Election Form by you/your broker, bank or other nominee and your stock certificate(s) (if any such shares are certificated) and IRS Form W-9 or IRS Form W-8, as applicable, must be delivered to the Exchange Agent. Do not send them to Cimarex or Resolute. The method of delivery of certificates and other documents to be delivered to the Exchange Agent at the address set forth on the front of this Election Form is at the option and risk of the surrendering stockholder. Delivery will be deemed effected, and risk of loss and title to certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

10.                                       EVIDENCE OF SHARES/CHECK ISSUED IN THE SAME NAME: If the shares in book-entry form representing Cimarex common shares are to be evidenced and/or the check is to be issued in the same name as the surrendered stock certificate is registered, this Election Form should be completed and signed exactly as the surrendered stock certificate is registered. Signature guarantees are not required if the stock certificate(s) surrendered herewith are submitted by the registered owner of such Resolute common shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form exactly as written on the face of the stock certificate(s). If any Resolute common shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election Forms executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

11.                                       EVIDENCE OF SHARES/CHECK ISSUED IN DIFFERENT NAME: If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”).

12.                                       SPECIAL ISSUANCE/PAYMENT AND DELIVERY INSTRUCTIONS: Indicate the name and address in which the shares in book-entry form representing Cimarex common stock are to be evidenced and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form. The stockholder is required to give the social security number or employer identification number of the record owner of the Cimarex common shares. If Special Issuance/Payment Instructions have been completed, the stockholder named therein will be considered the record owner for this purpose.

13.                                       STOCK TRANSFER TAXES: If any Cimarex common shares are to be evidenced in book-entry form or any payment of the Cash Election Consideration or cash in lieu of fractional shares is to be made in a name other than that of the registered holder(s) of the surrendered Resolute certificate(s), it shall be a condition of such issuance and/or payment that the person requesting such exchange either (i) pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder(s), or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

14.                                       CONSTRUCTION: All questions with respect to this Election Form raised by holders of Resolute common shares (including holders of shares of Resolute restricted stock, Resolute outperformance share rights and Resolute options that have been converted into the right to receive the merger consideration) (including, without limitation, questions relating to the time limits or effectiveness of revocation of any election and questions relating to computations as to allocations) will be determined by Cimarex and/or the Exchange Agent, whose determination shall be conclusive and binding. Cimarex shall have the right to reject any and all Election Forms not in the proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Cimarex and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Resolute common shares of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Cimarex nor the Exchange Agent is under any obligation to notify a holder of Resolute common shares of any defect in an Election Form.

15.                                       IRS FORM W-9: Under the U.S. federal income tax laws, a non-exempt stockholder may be subject to backup withholding unless such shareholder provides the appropriate documentation to the Exchange Agent certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Stockholders should use the enclosed Internal Revenue Service (“IRS”) Form W-9 for this purpose. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed IRS Form W-9 instructions for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 24% federal income tax withholding on the payment of any cash. The surrendering stockholder must write “applied for” in the space for the TIN if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a stockholder has applied for a TIN and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 24% on all payments to such surrendering stockholder of any cash consideration due for such stockholder’s former shares. Please review the enclosed IRS Form W-9 instructions for additional details of what TIN to give the Exchange Agent. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt stockholder should (other than a nonresident alien or foreign entry) indicate its exempt status on the IRS Form W-9. See the enclosed IRS Form W-9 instructions for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status. Such form can be obtained from the Exchange Agent.

16.                                       VOTING RIGHTS: Holders of Resolute common shares will continue to have the right to vote on all Resolute common shares deposited by them with the Exchange Agent until the merger is completed.

17.                                       MISCELLANEOUS: No fraction of a Cimarex share will be issued upon the surrender for exchange of any Resolute common shares. In lieu of any such fractional share, an amount of cash determined in accordance with the Merger Agreement will be paid by check.

No interest will accrue on the cash consideration or any cash in lieu of any fractional Cimarex share, and no dividends or any other distributions that are payable to holders of Cimarex common shares as of a record date after the effective time of the merger will be paid to Resolute stockholders receiving stock or mixed consideration until the Exchange Agent has processed the holder’s election, subject to proration pursuant to the Merger Agreement.

Completing and returning the Election Form does not have the effect of casting a vote with respect to the approval of the Merger Agreement and the transactions contemplated thereby, including the merger, at the Resolute special meeting. To vote, please consult the Proxy Statement/Prospectus and the proxy card sent to you in a separate mailing.

18.                                       QUESTIONS: If you have any questions, please contact the Exchange Agent at (917) 262-2378 or by e-mail at reorg@continentalstock.com.

If you would like to receive additional or multiple copies of this Election Form, please contact:

1407 Broadway

New York, New York 10018

(212) 929-5500

or

Call Toll-Free (800) 322-2885

E-mail: info@mackenziepartners.com

FORM OF ELECTION AND LETTER OF TRANSMITTAL

to accompany certificates, if any, representing common shares, $0.0001 par value per share, of

Resolute Energy Corporation

Name(s) and Addresses of Registered Holder(s) (If there is any error in the name or address shown below, please make the necessary corrections)	Certificate Number(s)/Security Listing Number(s)	Number of Shares(1)
(If additional space is needed, attach a signed schedule to this document)

TOTAL SHARES

(1) Including each share of Resolute restricted stock, each Resolute outperformance share right and each Resolute option that has been converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement.

THE INSTRUCTIONS ACCOMPANYING THIS ELECTION FORM SHOULD BE READ CAREFULLY BEFORE THIS ELECTION FORM IS COMPLETED.

FAILURE TO COMPLETE THE IRS FORM W-9 INCLUDED IN THIS ELECTION FORM MAY SUBJECT YOU TO BACKUP WITHHOLDING.

PLEASE COMPLETE, SIGN AND MAIL OR DELIVER THIS ELECTION FORM, TOGETHER WITH THE STOCK CERTIFICATE(S) REPRESENTING YOUR RESOLUTE COMMON SHARES, IN THE ENCLOSED ENVELOPE TO THE EXCHANGE AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Hand or Overnight Delivery:

Continental Stock Transfer & Trust
Company 1 State Street – 30th Floor

New York, New York 10004

Attention: Corporate Actions Department

If you have questions or need assistance, please contact Continental Stock Transfer & Trust Company at (917) 262-2378 or by e-mail at reorg@continentalstock.com.

THE ELECTION DEADLINE IS 5:00 P.M., EASTERN TIME, ON                  , 2019, UNLESS EXTENDED (THE “ELECTION DEADLINE”). THIS ELECTION FORM MUST BE COMPLETED, SIGNED AND RECEIVED BY THE EXCHANGE AGENT, ALONG WITH YOUR STOCK CERTIFICATE(S), NO LATER THAN THIS TIME. DELIVERY OF YOUR SHARES THAT ARE HELD IN BOOK-ENTRY FORM WILL BE MADE BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT THE DEPOSITORY TRUST COMPANY (“DTC”). DELIVERY OF YOUR SHARES HELD IN “STREET NAME” WILL BE MADE ONLY IF YOU PROMPTLY FOLLOW THE SEPARATE ELECTION INSTRUCTIONS FROM YOUR BROKER, BANK OR OTHER NOMINEE. IF THE ELECTION DEADLINE IS EXTENDED, THE RESCHEDULED ELECTION DEADLINE WILL BE PUBLICLY ANNOUNCED.

PLEASE NOTE THAT THIS ELECTION FORM IS NOT FOR CASTING YOUR VOTE AT THE                   , 2019 SPECIAL MEETING OF RESOLUTE STOCKHOLDERS. YOU MUST COMPLETE AND RETURN TO RESOLUTE C/O CORPORATE ELECTION SERVICES THE PROXY CARD SENT TO YOU IN A SEPARATE MAILING, TOGETHER WITH A PROXY STATEMENT/PROSPECTUS, OR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ON THE PROXY CARD IN ORDER TO VOTE AT

THE MEETING.

FORM OF ELECTION

Subject to the conditions and limitations set forth in the Merger Agreement, the undersigned hereby elects to receive the following as consideration for the undersigned’s Resolute common shares (including each share of Resolute restricted stock, each Resolute outperformance share right and each Resolute option that has been converted into the right to receive the merger consideration in accordance with the terms of the Merger Agreement), subject to proration. If selecting a partial election across multiple elections, more than one box may be checked.

(1)	MIXED ELECTION ($14.00 in cash, without interest, and 0.2366 Cimarex common shares for each Resolute common share (the “Mixed Election”))

☐	Mark this box to elect to make a Mixed Election with respect to ALL of your Resolute common shares.	ALL

☐

Mark this box to elect to make a Mixed Election with respect to the following number of your Resolute common shares.  Please fill in the number of shares for which you would like to make a Mixed Election.

Cimarex common shares will be issued in non-certificated book-entry form via a Direct Registration System (“DRS”) stock distribution statement.

(2)

ALL CASH ELECTION ($35.00 in cash, without interest, for each Resolute common share (the “Cash Election”), subject to proration as calculated in the Merger Agreement and described in the Proxy Statement/Prospectus)

☐	Mark this box to elect to make a Cash Election with respect to ALL of your Resolute common shares.	ALL

☐

Mark this box to elect to make a Cash Election with respect to the following number of your Resolute common shares.  Please fill in the number of shares for which you would like to make a Cash Election.

(3)

ALL STOCK ELECTION (0.3943 Cimarex common shares for each Resolute common share (the “Stock Election”), subject to proration as calculated in the Merger Agreement and described in the Proxy Statement/Prospectus)

☐	Mark this box to elect to make a Stock Election with respect to ALL of your Resolute common shares.	ALL

☐

Mark this box to elect to make a Stock Election with respect to the following number of your Resolute common shares.  Please fill in the number of shares for which you would like to make a Stock Election.

Cimarex common shares will be issued in non-certificated book-entry form via a DRS stock distribution statement.

(4)	NON-ELECTION (No preference with respect to the receipt of Cimarex common shares, cash or a combination of cash and stock)

☐	Mark this box to make no election with respect to your Resolute common shares.

Your Resolute common shares will be deemed NON-ELECTION shares if:

•                  You check this box;

•                  No choice is indicated above under (1), (2) or (3) above;

•                  Any shares that are not included in (1), (2) or (3) above (but only with respect to such shares that are not included in (1), (2) or (3) above);

•                  You exercise dissenter’s right and fail to perfect your dissenter’s rights under applicable law;

•                  You fail to follow the instructions on this Election Form (including but not limited to failure to submit your stock certificate(s) or confirmation of a book-entry transfer of the shares into the Exchange Agent’s account at DTC, if applicable) or otherwise fail to properly make an election by the Election Deadline;

•                  You properly and timely revoke a prior election without making a new election prior to the Election Deadline; or

•                  A completed Election Form (including but not limited to submission of your stock certificate(s) or confirmation of a book-entry transfer of the Resolute common shares into the Exchange Agent’s account at DTC) is not actually received by the Exchange Agent prior to the Election Deadline.

If your Resolute common shares are deemed non-election shares, you will only be entitled to receive the mixed consideration as determined pursuant to the allocation provisions of the Merger Agreement without regard to your preference.

The tax consequences of the merger to you will depend on whether you receive Cimarex common shares, cash or a combination of both for your Resolute common shares. You should consult your personal tax advisor prior to making an election.

ANY CASH ELECTION OR STOCK ELECTION IS SUBJECT TO PRORATION PURSUANT TO THE TERMS OF THE MERGER AGREEMENT.  NO GUARANTEE CAN BE MADE THAT YOU WILL RECEIVE THE AMOUNT OF CASH CONSIDERATION OR STOCK CONSIDERATION THAT YOU ELECT.

By signing and returning this Election Form to the Exchange Agent, you agree to the statements set forth below:

1.              You represent that you have full authority to surrender without restriction the stock certificate(s) or authorize a book-entry transfer representing Resolute common shares for exchange, if applicable. Any Cimarex common shares received will be provided in book-entry form, and any cash consideration or cash in lieu of a fractional share interest (as applicable) will be paid by check to the name shown above and mailed to the above address unless instructions are given under “Special Issuance/Payment Instructions” and/or “Special Delivery Instructions” below.

2.              You made the election set forth under “Election” above. You understand that the purpose of the election procedures described in this Election Form is to permit you to express your preferences with respect to the merger consideration you elect to receive in the merger, subject to proration and the other provisions of the Merger Agreement. You understand that the preference you express with respect to the merger consideration may not be fully satisfied depending upon the elections of other Resolute stockholders (including holders of shares of Resolute restricted stock, Resolute outperformance share rights and Resolute options that have been converted into the right to receive the merger consideration) and the effect of the proration procedures.

3.              You acknowledge that none of Resolute, Cimarex, the Resolute Board of Directors or the Cimarex Board of Directors or their representatives has made any recommendation as to whether or not you should make a particular type of election. You also acknowledge that you were advised to make your own decision as to what election to make based upon your own review of the Proxy Statement/Prospectus.

4.              You understand and acknowledge that the Exchange Agent (or Cimarex, in the event that the Exchange Agent declines to make any such determination) shall have the right to make all determinations, not inconsistent with the Merger Agreement, governing (a) the validity of any Election Form and compliance by you with the election procedures set forth therein, (b) any and all proration determinations and calculations, (c) the issuance of the whole number of Cimarex common shares to be issued as stock consideration and (d) the method of payment of cash consideration and cash in lieu of any fractional Cimarex common share.

5.              You hereby acknowledge receipt of the Proxy Statement/Prospectus and agree that your election and all instructions and orders in this Election Form are subject to the terms and conditions of the Merger Agreement, the Proxy Statement/Prospectus and the instructions applicable to this Election Form.

6.              You hereby irrevocably appoint the Exchange Agent, as your agent, to effect the exchange pursuant to the Merger Agreement and the instructions hereto. You hereby authorize and instruct the Exchange Agent to deliver the stock certificate(s) or book-entry shares covered hereby, and to receive on your behalf, in exchange for the Cimarex common shares represented by such stock certificate(s) or book-entry shares, any check and/or any book-entry share for Cimarex common shares issuable to you. Furthermore, you authorize the Exchange Agent to follow your election (subject to proration) and to rely upon all representations, certifications and instructions contained in this Election Form. All authority conferred or agreed to be conferred by this Election Form shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

YOU MUST SIGN BELOW
* SIGNATURE(S) REQUIRED * Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) SEE INSTRUCTION 11.

Must be signed by the registered holder(s) EXACTLY as name(s) appears on stock certificate(s)/security listing(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. SEE INSTRUCTIONS 10 AND 11.

Unless the shares are tendered by the registered holder(s) of the Resolute common stock, or for the account of a member of a Signature Guarantee Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program, your signature(s) must be guaranteed by an Eligible Institution (as defined in instruction 11).

Registered Holder Signature
Authorized Signature

Registered Holder Signature
Name of Firm

Title, if any
Address of Firm (Please Print)
Date:
Date:
Telephone Number:

E-mail:

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the evidence of Cimarex common shares in book-entry form and/or check, as applicable, is to be issued in a name that differs from the name on the surrendered certificate(s).	Complete ONLY if the evidence of Cimarex common shares in book-entry form and/or check, as applicable, is to be sent to an address other than the address reflected above.

Issue to:	Mail to:

Name
Address	Name
Address

(Please also complete IRS Form W-9 on page 14 AND see instructions regarding signature guarantee. SEE INSTRUCTIONS 11 and 12)	SEE INSTRUCTION 12

PLEASE ALSO SIGN AND PROVIDE YOUR TAX ID NUMBER IN IRS FORM W-9 ON PAGE 14 OF THIS

DOCUMENT.

AS A RESULT OF COMPLETING AND SIGNING THIS ELECTION FORM IN ACCORDANCE WITH THE INSTRUCTIONS, YOU WILL NOT NEED TO SIGN THE BACK OF YOUR STOCK CERTIFICATE(S).

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a non-exempt stockholder of Resolute is required to provide the Exchange Agent for the merger, Continental Stock Transfer & Trust Company, with such stockholder’s correct Taxpayer Identification Number (TIN) on the IRS Form W-9 below. You must provide your TIN and complete the IRS Form W-9 below regardless of the form of merger consideration you elect. If your stock certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed IRS Form W-9 instructions for additional guidance on which number to report. FAILURE TO PROVIDE THE INFORMATION ON THE FORM MAY SUBJECT THE SURRENDERING STOCKHOLDER TO 24% FEDERAL INCOME TAX WITHHOLDING ON THE PAYMENT OF ANY CASH. If the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 24% on all payments to such surrendering stockholders of any cash due for their Resolute common shares. Please review the enclosed IRS Form W-9 instructions for additional details on which TIN to give the Exchange Agent.

requester. Do not TIN, later. or Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. U.S. person Date General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9. Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following. • Form 1099-INT (interest earned or paid) • Form 1099-DIV (dividends, including those from stocks or mutual funds) • Form 1099-MISC (various types of income, prizes, awards, or gross proceeds) • Form 1099-B (stock or mutual fund sales and certain other transactions by brokers) • Form 1099-S (proceeds from real estate transactions) • Form 1099-K (merchant card and third party network transactions) • Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition) • Form 1099-C (canceled debt) • Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later. Form W-9 (Rev. 10-2018) Cat. No. 10231X Sign Here Signature of Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter. Employer identification number – Part II Certification Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification Go to www.irs.gov/FormW9 for instructions and the latest information. Give Form to the send to the IRS. Print or type. See Specific Instructions on page 3. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes. Individual/sole proprietor or C Corporation S Corporation PartnershipTrust/estate single-member LLC Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner. 4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.) Other (see instructions) 5 Address (number, street, and apt. or suite no.) See instructions. Requester’s name and address (optional) 6 City, state, and ZIP code 7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a Social security number – –

Page 2 Form W-9 (Rev. 10-2018) By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information. Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States. • In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; • In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items. 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the instructions for Part II for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships, earlier. What is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Page 3 Form W-9 (Rev. 10-2018) Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3. Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947 IF the entity/person on line 1 is a(n) . . . THEN check the box for . . . • Corporation Corporation • Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes. Individual/sole proprietor or single-member LLC • LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes. Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation) • Partnership Partnership • Trust/estate Trust/estate

Page 4 Form W-9 (Rev. 10-2018) The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and patronage dividends Exempt payees 1 through 4 Payments over $600 required to be reported and direct sales over $5,0001 Generally, exempt payees 1 through 52 Payments made in settlement of payment card or third party network transactions Exempt payees 1 through 4

Page 5 Form W-9 (Rev. 10-2018) 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2 Circle the minor’s name and furnish the minor’s SSN. 3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier. *Note: The grantor also must provide a Form W-9 to trustee of trust. Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records From Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Pub. 5027, Identity Theft Information for Taxpayers. Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. For this type of account: Give name and SSN of: 1. Individual 2. Two or more individuals (joint account) other than an account maintained by an FFI 3. Two or more U.S. persons (joint account maintained by an FFI) 4. Custodial account of a minor (Uniform Gift to Minors Act) 5. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law 6. Sole proprietorship or disregarded entity owned by an individual 7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A)) The individual The actual owner of the account or, if combined funds, the first individual on the account1 Each holder of the account The minor2 The grantor-trustee1 The actual owner1 The owner3 The grantor* For this type of account: Give name and EIN of: 8. Disregarded entity not owned by an individual 9. A valid trust, estate, or pension trust 10. Corporation or LLC electing corporate status on Form 8832 or Form 2553 11. Association, club, religious, charitable, educational, or other tax-exempt organization 12. Partnership or multi-member LLC 13. A broker or registered nominee The owner Legal entity4 The corporation The organization The partnership The broker or nominee For this type of account: Give name and EIN of: 14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B)) The public entity The trust

Page 6 Form W-9 (Rev. 10-2018) The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.